THIS WARRANT AND THE SHARES PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                       CASH SYSTEMS, INC.

                 COMMON STOCK PURCHASE WARRANT


No.   8                                                   Up to 125,000 Shares
                                                             of Common Stock


     1. Number and Price of Shares Subject to Warrant. Subject to the terms and conditions herein set forth, VirtualFund.com, Inc., a Minnesota corporation ("Holder") is entitled to purchase from Cash Systems, Inc., a Delaware corporation (the "Company"), at any time before 5:00 p.m. Central Time on the fifth (5th) anniversary of the issuance of this Warrant, 25,000 fully paid and non- assessable shares (subject to adjustment as described below) of Common Stock of the Company for each $100,000 of principal amount borrowed by the Company from the Holder pursuant to that certain Convertible Promissory Note of even date herewith, up to a maximum of 125,000 shares (the "Shares"), upon surrender hereof at the principal office of the Company, and, at the election of Holder, upon either payment of the purchase price at said office in cash or by check or the cancellation of any present or future indebtedness from the Company to Holder in a dollar amount equal to the purchase price of the Shares for which the consideration is being given. Holder may also exercise this Warrant pursuant to the Net Issue Exercise procedures set forth in Section 7 hereof. Subject to adjustment as hereinafter provided, the purchase price of the Common Stock shall be Two Dollars ($2.00) per share. The purchase price of one share of Common Stock payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Warrant Price."

     2. Adjustment of Warrant Price and Number of Shares. The number and kind of securities issuable upon the exercise of this Warrant and the Warrant Price thereof shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Adjustment for Stock Dividends. In case at any time or from time to time on or after the date hereof the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant, or upon the conversion of such securities) shall have received, or, on or after the record date fixed for the determination of eligible stock, any holder thereof shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, Holder shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such Holder would hold or be entitled to on the date of such exercise had it been the holder of record, on the date hereof, of the number of shares of Common Stock receivable upon exercise of this Warrant and had Holder thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this Section 2.

          (b)  Adjustment for Reclassification, Reorganization or Merger.
     In case of any reclassification or similar change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Sections 2(a) and (c); in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately increased;
     and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of shares receivable upon exercise of the Warrant shall thereby be proportionately decreased.

     3. No Adjustment. Except as provided in Section 2, no adjustment on account of dividends on Common Stock will be made upon the exercise hereof.

     4. No Shareholder Rights. This Warrant shall not entitle Holder to any of the rights of a shareholder of the Company.

     5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

     The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     6. Exercise of Warrant. This Warrant may be exercised by Holder in whole or in part, by the surrender of this Warrant at the principal office of the Company, together with the form of subscription hereof duly executed, accompanied by payment in full of the Warrant Price as described above. Upon partial exercise hereof, a new warrant or warrants containing the same date and provisions as this Warrant shall be issued by the Company to Holder for the number of shares of Common Stock with respect to which this Warrant shall not have been exercised. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise.

     7. Net Issue Exercise. In lieu of paying the aggregate purchase price for the Shares by one of the payment methods specified in Section 1, Holder may elect to receive Shares equal to the value of this Warrant (or the portion hereof being exercised and cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of Shares computed using the following formula (provided that the fair market value of the Shares is greater than the Warrant Price):

     Y (A - B)
X = ----------
        A


Where X =  the number of Shares to be issued to Holder upon exercise

      Y = the aggregate number of Shares with respect to which Holder is exercising this Warrant and that are being cancelled in connection with such exercise (at the date of such calculation)

      A = the fair market value of one Share (at the date of such calculation)

      B  = the Warrant Price (as adjusted to the date of such calculation)

     For purposes of the above calculation, the fair market value shall mean with respect to each Share:

          (a) If the Shares issuable upon exercise of this Warrant are common stock of the Company, the fair market value shall be equal to the average of the closing bid and asked prices of the Company's common stock quoted in the over-the-counter market summary or the closing price quoted on any exchange on which the common stock is listed, whichever is applicable, as published in the Midwest Edition of the Wall Street Journal for the ten (10) trading days immediately prior to but not including the date of determination of the fair market value; or if the Company's common stock is not traded over-the-counter or on an exchange, the fair market value of the Shares shall be determined in good faith by the Company's Board of Directors.

          (b) If the Shares issuable upon exercise of this Warrant are capital stock of the Company convertible into or exchangeable for the Company's common stock, then the fair market value with respect to each Share will be the product of (x) the number of whole shares of the Company's common stock into which each Share is convertible at the time of exercise and (y) the fair market value of the Company's common stock.

     8. Certificate of Adjustment. Whenever the Warrant Price is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price and the number and kind of securities issuable upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     9. Consideration. The Company acknowledges that good and valuable consideration has been received in exchange for this Warrant.

     10. Registration Rights. The Shares shall be entitled to the registration rights provided in the Registration Rights Agreement of even date herewith for so long as such rights shall be in effect. Thereafter, if at any time the Company shall of its own volition register any securities under the Act, the Company will give Holder at least thirty (30) days prior written notice thereof and, upon request, include in such registration, at the cost and expense of the Company, any Common Stock held by Holder, in the amount so requested; provided, however, that the Company's underwriters do not object to the inclusion of such securities in the registration statement. The Company agrees to use its best efforts, at its expense, to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as Holder shall reasonably request. In connection with any registration statement to be filed on behalf of the Company, the primary responsibility for preparing and filing such registration statement shall be that of the Company, but Holder shall furnish such information to the Company, in writing, as it may reasonably request to assist in the preparation of such registration statement. If the offering to which the proposed registration statement relates is to be on an underwritten basis, and Holder shall not consent to have Holder's shares of stock distributed upon the same terms and conditions as those applicable to the other person(s) (including the Company) whose securities are being included in such registration statement, then Holder will not, without the written consent of the Company, commence the distribution of any shares of stock of the Company held by Holder until ninety (90) days after the effective date of such registration statement.

     11. Miscellaneous. This Warrant shall be governed by the laws of the State of Minnesota. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and Holder. All notices and other communications from the Company to Holder shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by Holder.

     Issued this 8th day of November, 2001.

                                   CASH SYSTEMS, INC.
                                   By:    /s/ Craig Potts
                                          ---------------

                                   Name:  Craig Potts
                                          -----------

                                   Title: President
                                          ---------

                           EXERCISE OF WARRANT
          (To be executed only upon exercise of the attached Warrant)


     The undersigned registered owner of the attached Common Stock Purchase Warrant irrevocably exercises such Warrant for and purchases _______ of the number of shares of Common Stock of Cash Systems, Inc. purchasable under such Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant.


Dated:  _______________________              ________________________________
                                              (Signature of Registered Owner)


                                             ________________________________
                                      (Type or Print Name of Registered Owner)